N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form
N-SAR does not provide adequate
space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		73,358		0.02		3,916,362	8.64
Class B		14,463		0.02		707,708		7.16
Class C		157,606		0.02		8,732,628	7.21
Class I  	1,110,239	0.04		27,815,395	9.02


Evergreen Large Company Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,331,237	0.04		36,927,456	5.68
Class B		0		0		1,383,209	5.22
Class C		0		0		1,572,090	5.22
Class I		42,823		0.06		619,167		5.68


Evergreen Mid Cap Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		3,594,908	0.05		68,940,528	3.35
Class B		0		0.00		2,125,820	3.11
Class C		0		0.00		944,193		3.11
Class I		534,242		0.07		7,476,108	3.45

Evergreen Omega Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0		16,037,257	21.81
Class B		0		0		2,787,507	18.83
Class C		0		0		1,621,768	18.88
Class I		0		0		946,672		22.51
Class R		0		0		5,593		21.57